Exhibit 10.2


                              CONSIGNMENT AGREEMENT
                              ---------------------

     CONSIGNMENT AGREEMENT, dated February 16, 2007 (the "Agreement"), by and between HSBC BANK USA, NATIONAL ASSOCIATION, a bank organized under the laws of the United States with offices located at 452 Fifth Avenue, New York, New York 10018 ("HSBC"); and WOLVERINE TUBE, INC., a Delaware corporation with its principal place of business at 200 Clinton Avenue, Suite 1000, Huntsville, Alabama 35801 ("Wolverine Tube"), and WOLVERINE JOINING TECHNOLOGIES, LLC, a Delaware limited liability company and successor by merger to WOLVERINE JOINING TECHNOLOGIES, INC., a Delaware corporation with its principal place of business at 235 Kilvert Street, Warwick, Rhode Island 02886 ("Wolverine Joining") (Wolverine Tube and Wolverine Joining are hereinafter sometimes referred to individually as a "Company" and collectively as the "Companies").


                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Companies utilize certain Precious Metal (as hereinafter defined) in their operations; and

     WHEREAS, the Companies have requested that HSBC, in its discretion, consign certain of such Precious Metal to the Companies for disposition by the Companies as hereinafter provided.

     NOW, THEREFORE, in consideration of these premises and of the mutual promises hereinafter contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:


1.   DEFINITIONS.

     When used herein, the terms set forth below shall be defined as follows:

     1.1. "Authorized Representatives" means all person(s) who are authorized by and on behalf of the Companies under this Agreement, including, without limitation, to transact consignment and purchase and sale transactions with HSBC under the Consignment Facility.

     1.2. "Business Day" means a day on which commercial banks settle payments in New York.

     1.3.  "Companies" means Wolverine Tube and Wolverine Joining.

     1.4. "Companies' Account" means the demand deposit account of the Companies at HSBC, which shall be charged for payments to be made by the Companies in accordance with the provisions of this Agreement, or any other account of the Companies at HSBC designated by HSBC from time to time.



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     1.5.  "Companies' Address" means 235 Kilvert Street, Warwick, Rhode Island
02886, in the case of Wolverine Joining, and 200 Clinton Avenue, Suite 1000, Huntsville, Alabama 35801, in the case of Wolverine Tube.

     1.6. "Consigned Precious Metal" means Precious Metal which has been consigned to the Companies pursuant to the Consignment Facility.

     1.7. "Consignment Facility" means the facility under Paragraph 2 hereof, whereby the Companies may request consignments of Precious Metal from HSBC.

     1.8. "Consignment Facility Indebtedness" means the Value of all outstanding Consigned Precious Metal consigned to the Companies under the Consignment Facility (it being understood that all Precious Metal consigned to the Companies by HSBC shall be deemed to be outstanding on consignment until returned or paid in full in accordance herewith).

     1.9.  "Consignment Limit" means the lesser of:

          (a)  Twenty-Five Million Dollars ($25,000,000); or

          (b) Eighty-Five percent (85%) of the aggregate undrawn face amount of the Letters of Credit.

     1.10. "Consignment Period" means the period beginning on the Drawdown Date and ending one (1) Business Day after such Drawdown Date; provided, however, if such Consignment Period would otherwise end on a day which is not a London Banking Day, such Consignment Period shall end on the next following London Banking Day.

     1.11. "Consignment Request" shall have the meaning assigned by Paragraph 2.2(a) hereof.

     1.12. "Credit Agreement" means certain Amended and Restated Credit Agreement among the Companies and certain other subsidiaries of Wolverine Tube, Wachovia Bank, National Association, as Administrative Agent, and the financial institutions listed on the signature pages thereto, dated as of April 28, 2005, as amended from time to time

     1.13. "Drawdown Date" means the date on which any consignment under the Consignment Facility is made or is to be made.

     1.14. "Event of Default" means each and every event specified in Paragraph
8.1 of this Agreement.

     1.15. "Fiscal Year" means the year ending December 31st.

     1.16. "GAAP" means generally accepted accounting principles consistently applied.

     1.17. "Indebtedness" means, as to the Companies, all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including, without limitation:


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          (a)  All indebtedness guaranteed, directly or indirectly, in any manner or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

          (b) All indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise: (i) to purchase such indebtedness; or (ii) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss; or (iii) to supply funds to or in any other manner invest in the debtor;

          (c) All indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured
               by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed;

          (d) All indebtedness incurred as the consignee of goods under consignment facilities whether or not, in accordance with GAAP, such consignment facilities should be reflected on the Companies' consolidated balance sheet; and

          (e) All indebtedness of any partnership or joint venture in which the Companies or any of their Subsidiaries is a general partner or joint venturer.

     1.18. "Inventory" means all inventory (as defined in Section 9-102(48) of the Uniform Commercial Code), goods, merchandise and other personal property, wherever located, now owned or hereafter acquired or acquired on consignment which are held for sale or lease, or furnished or to be furnished under any contract of service or are raw materials, work in process, supplies or materials used or consumed in business, and all products thereof, and substitutions, replacements, additions or accessions thereto, all cash or non-cash proceeds of all of the foregoing including insurance proceeds.

     1.19. "Letters of Credit" those certain irrevocable Letters of Credit issued by Wachovia Bank, National Association, or other financial institution acceptable to HSBC, in its sole discretion, which are acceptable to HSBC in its sole discretion in form and substance and which shall be in the form of Exhibit B attached hereto.

     1.20. "London Banking Day" means any day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     1.21. "Metals Payment" means, for any Consigned Precious Metal, (a) the Companies' payment at the office of HSBC herein set forth or such other place as HSBC may from time to time specify in writing in the form of immediately available United States dollars in an amount equal to the Value of such Consigned Precious Metal on the date of such payment (or, if the Companies had previously provided notice to HSBC of their intention to purchase or settle such


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Precious Metal on a particular date and HSBC had fixed the Value of such
Consigned Precious Metal or otherwise acted in reliance on such notice, and at HSBC's election, the Value of such Precious Metal on the date of fix of Value or other action), plus any applicable premium, or any other purchase price to which the parties have agreed in writing, or (b) after notice to and agreement to the same by HSBC, delivery of like Precious Metal delivered to HSBC's designated pool accounts, loco London.

     1.22. "Obligations" means any and all Indebtedness, obligations and liabilities of the Companies to HSBC of every kind and description, direct or indirect, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising under this Agreement including, without limitation, all indebtedness and obligations of the Companies under the Consignment Facility; and all interest, taxes, fees, charges, expenses and attorneys' fees chargeable to the Companies or incurred by HSBC hereunder, or any other document or instrument delivered pursuant to or as a supplement hereto.

     1.23. "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

     1.24. "Precious Metal" means silver bullion, having a minimum degree of fineness of ninety-nine and 90/100 percent (99.90%).

     1.25. "Premises" means any real estate owned, used or leased by the Companies.

     1.26. "Receivables Securitization Documents" means that certain Amended and Restated Receivables Purchase Agreement dated as of April 4, 2006, among DEJ 98 Finance, LLC, a Delaware limited liability company ("DEJ"), Wolverine Finance, LLC, a Tennessee limited liability company, as initial servicer, Wolverine Tube, as performance guarantor, Variable Funding Capital Company LLC, a Delaware limited liability company ("VFCC"), The CIT Group/Business Credit, Inc., a New York corporation ("CIT/BC"), individually and as co-agent, and Wachovia Bank, National Association, individually (together with VFCC and CIT/BC, the "Purchasers"), and as agent for the Purchasers, each of the related Receivables Sale Agreements, in each case as such Receivables Purchase Agreement and Receivables Sale Agreements may be amended, modified or supplemented from time to time together with any instrument, document or agreement which may hereafter be substituted therefor, and together with any other agreement or instrument required or delivered thereunder or executed in connection herewith, pursuant to which DEJ has agreed to purchase certain accounts receivable from the Originators (as defined therein and including, without limitation, the Companies) and pursuant to which DEJ finances such purchases.

     1.27. "Value" means the value of all Consigned Precious Metal, determined at any date, by the London Silver Market fixing price on such date; provided, however, that (x) if no such reference price is set on such date, the last such set price shall be deemed to apply; and (y) if the setting of such reference price is discontinued or for any reason not available to HSBC for reference as to any Precious Metal, HSBC at its option may utilize any other recognized reference price or mechanism to determine the value of such Precious Metal on such date and shall notify the Companies of the same.


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     1.28. "Wolverine Joining" means Wolverine Joining Technologies, LLC, a
Delaware limited liability company.

     1.29. "Wolverine Tube" means Wolverine Tube, Inc., a Delaware corporation

     To the extent not defined in this Agreement, unless the context otherwise requires, accounting and financial terms used in this Agreement shall have the meanings attributed to them by GAAP, and all other terms contained in this Agreement shall have the meanings attributed to them by Article 9 of the Uniform Commercial Code in force in the State of New York, as of the date hereof to the extent the same are used or defined therein.


2.   CONSIGNMENT FACILITY.

     2.1.  Consigned Precious Metal; Title; Insurance.

          (a) Subject to the terms and conditions herein set forth and provided that no Event of Default has occurred and is then continuing, on any Business Day during the period from the date hereof until the termination of this Agreement, the Companies may from time to time request consignments of Precious Metal with an aggregate Value at any time not to exceed the Consignment Limit, and, without any obligation or commitment, HSBC may in its sole discretion provide consignments of Precious Metal to the Companies on such terms as provided hereunder or as otherwise may be agreed in writing by HSBC and the Company.

          (b) The commodities to be consigned to the Companies by HSBC under the Consignment Facility shall consist of Precious Metal as defined herein. EXCEPT FOR THE FINENESS OF THE PRECIOUS METAL AS SPECIFIED HEREIN, HSBC MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE GOODS CONSIGNED OR TO BE SOLD HEREUNDER, WHETHER AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER MATTER, AND HSBC HEREBY DISCLAIMS ALL SUCH WARRANTIES.

          (c) Title to Consigned Precious Metal shall remain in HSBC until Metals Payment has been made for such Consigned Precious Metal, whereupon title to such purchased Consigned Precious Metal shall pass to the Companies.

          (d) The Companies shall timely pay all license fees, assessments and sales, use, excise, property and other taxes now or hereafter imposed by any governmental body or authority with respect to the possession, use, sale, transfer, consignment, delivery or ownership of the Consigned Precious Metal (excluding income taxes).

          (e) HSBC shall not be liable for any delay in delivery or inability to deliver Precious Metal hereunder resulting directly or indirectly from any unavailability or scarcity of Precious Metal, foreign or domestic embargoes, seizure, acts of God, insurrections, strikes, war, the adoption or enactment of any law, ordinance, regulation, ruling or order directly or indirectly interfering with the production, sale, consignment or delivery of Precious Metal hereunder, lack


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of transportation, fire, flood, explosions or other accidents, events or contingencies beyond the reasonable control of HSBC.

          (f) The Precious Metal consigned pursuant to the Consignment Facility and governed by this Agreement shall be such quantity and form of Precious Metal as HSBC may confirm to the Companies from time to time. Consigned Precious Metal in the possession or control of the Companies, or Consigned Precious Metal held by a third party for the account of the Companies, shall constitute Consigned Precious Metal notwithstanding that (i) such Precious Metal is in alloyed form or is contained in raw materials, work-in-process or finished goods, (ii) such Precious Metal was delivered to, or credited to the account of, the Companies, by a third party in exchange for or in consideration of Precious Metal delivered by HSBC to such third party, (iii) such Precious Metal was sold by the Companies to HSBC and then consigned back to the Companies pursuant to this Agreement,
(iv) such Precious Metal is demonstrably not the Precious Metal physically delivered by HSBC or its designee, or (v) such Precious Metal is in the possession of or under the control of any person other than the Companies, including any refiner, customer of the Companies or bailee.

          (g) Following the release or book entry delivery of Consigned Precious Metal to, or for the account of, the Companies, the Companies shall insure the Consigned Precious Metal wherever located, including all Consigned Precious Metal which is in transit, in such amounts and by such insurers as may from time to time be reasonably required by HSBC, at all locations on an all risk form, including flood and earthquake and such other insurance (including but not limited to, fidelity insurance for all employees, including officers) as may from time to time be reasonably required by HSBC. All such insurance policies shall provide at least thirty (30) days' prior written notice to HSBC of any cancellation or alteration thereof. At HSBC's request, the Companies shall deliver to HSBC the certificate of an insurance company reasonably satisfactory and a true and complete copy of all insurance policies evidencing the satisfaction of the Companies' insurance obligations hereunder and the inclusion of HSBC as additional insured and loss payee under any applicable policy as its interest may appear; provided, however, that HSBC shall be under no duty either to ascertain the existence of or to examine any such policy or certificate or to advise the Companies in the event such policy shall not comply with the requirements hereof. The Companies shall, as between HSBC and the Companies, accept all risk of loss to the Consigned Precious Metal in accordance with the provisions hereof until Metals Payment as hereinafter provided.

     2.2.  Requests for Consignments.

          (a) Requests for delivery of Precious Metal to be held for consignment hereunder shall be made by an Authorized Representative to an authorized officer of HSBC by telephone or fax. Each request shall indicate:

               (i) the quantity and quality of the Precious Metal to be delivered;

               (ii)  the date on which the delivery is requested to be made; and

               (iii) the specific entity and location to which delivery of
                     Precious Metal is to be made (the "Consignment Request").


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          (b) HSBC is not obligated to accept any Consignment Request and may accept or reject a Consignment Request in its sole discretion. If HSBC accepts a Consignment Request, it may elect to issue a written confirmation to the Companies confirming the consignment of Precious Metal to the Companies in accordance with the terms of such Consignment Request or as otherwise indicated on the confirmation. If HSBC elects to issue a confirmation, the consignment rate and other information set forth in the same shall be binding on the parties. Notwithstanding HSBC's acceptance of the terms of any Consignment Request, HSBC may condition its delivery and consignment of Precious Metal to the Companies on HSBC's receipt, at an address provided from time to time by HSBC to the Companies, of a corresponding confirmation signed by the Companies and such other documentation as HSBC may deem necessary or appropriate.

          (c) In the event that the Companies do not notify HSBC otherwise, it shall be deemed that the Companies have requested that HSBC rollover each Consignment Request for an additional Consignment Period upon the termination of each applicable Consignment Period. HSBC may, in its sole and absolute discretion, elect whether to accept such request and rollover a Consignment Request at the end of the applicable Consignment Period or to require repayment thereof.

          (d) There shall be no minimum ounce requirements for consignments of Precious Metal.

          (e) Requests for consignments shall be delivered to HSBC no later than 1:00 p.m. (New York time) on the same Business Day as the proposed Drawdown Date. Each such notice shall specify (i) the amount and form of Precious Metal requested, and (ii) the proposed Drawdown Date of such consignment.

          (f) The Companies irrevocably authorize HSBC to make or cause to be made, at or about the time of the Drawdown Date of any consignment of Precious Metal or at the time of receipt of any payment of purchase price for Consigned Precious Metal or any redelivery of Consigned Precious Metal, an appropriate notation on HSBC's books and records reflecting the making of such consignment of Precious Metal or (as the case may be) the receipt of such purchase price for Consigned Precious Metal, or any redelivery of Consigned Precious Metal. The amount of the Consignment Facility Indebtedness set forth in HSBC's books and records shall be prima facie evidence of the Consignment Facility Indebtedness owing and unpaid to HSBC, but the failure to record, or any error in so recording, any such amount on HSBC's books and records shall not limit or otherwise affect the obligations of the Companies hereunder to make pay and perform their obligation under the Consignment Facility when due.

     2.3.  Deliveries

          (a) For the purposes of this Agreement, "deliver" or "delivery" shall mean either (i) actual physical shipment of Precious Metal by a reputable carrier of HSBC's choice, at the Companies' sole risk and expense, or (ii) crediting of the Precious Metal by one party to an account of the other party with the first party or one or more third parties when no physical movement thereof is contemplated by the parties.


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          (b) If HSBC has agreed to make, or have its designee make, a requested delivery of Precious Metal for consignment hereunder, HSBC will arrange for the delivery of the Precious Metal to a location acceptable to HSBC, or its designee, and the Companies on the date agreed upon for delivery by customary shipment means selected by HSBC or its designee (and reasonably acceptable to the Companies). The Companies shall bear all risk of loss, theft, destruction or damage to the Precious Metal requested to be delivered hereunder in all circumstances. A delivery statement provided by HSBC or its designee setting out the quantity and quality of Precious Metal delivered shall accompany such delivery. Delivery shall take place F.O.B. HSBC's or its designee's vault. All charges incurred for transport, cartage, packaging, insurance or otherwise for the delivery of Precious Metal to the Companies shall be for the account of the Companies.

          (c) If upon receipt it is determined that Precious Metal delivered by a party hereunder is of a different quantity and/or quality than set out in the delivery statement, the receiving party shall immediately give notice in writing of such discrepancy to the other. In that event the party that made delivery shall be entitled to conduct such tests and make such examination of the Precious Metal as it considers necessary or desirable. If such tests or examinations determine that the Precious Metal delivered is of a different quantity and/or quality than was set out in the said delivery statement, then HSBC or the Companies, as the case may be, shall make the appropriate adjustments.

     2.4.  Purchases of Precious Metal; Payment

          (a) Provided that no Event of Default (or condition with which the passage of time and/or the giving of notice may become an Event of Default) has occurred and is continuing, the Companies may elect to purchase Consigned Precious Metal at any time by notifying HSBC of its intention to do so at a reasonable time before (which shall be not less than thirty (30) minutes) the fix at which such Precious Metal is to be purchased. The Companies shall make a Metals Payment within two (2) Business Days for all Consigned Precious Metal so purchased (but HSBC may permit the Companies to pay prior to such time without premium or discount).

          (b) All Metals Payments shall be made without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments. All Metals Payments shall be applied to the Obligations of the Companies to HSBC as it determines in its sole discretion. The Companies hereby authorize HSBC to charge the Companies' Account at any time and from time to time for the purpose of making any Metals Payment which is at any time payable hereunder by the Companies.

          (c) Notwithstanding anything contained herein to the contrary, the Companies shall immediately make a Metals Payment for Consigned Precious Metal at the time the Consigned Precious Metal is lost or stolen.

          (d) Notwithstanding anything contained herein to the contrary, the Companies shall only be permitted to make a physical delivery of Precious Metal in payment of the Obligations with the prior written consent of HSBC. Any such physical delivery of Precious Metal to HSBC shall be (i) to a vault designated by HSBC, (ii) at the Companies' expense and


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risk, (iii) in a form acceptable to HSBC at a location acceptable to HSBC subject to applicable market discounts and premiums, and (iv) credited to the Companies' account only upon HSBC's assaying the Value thereof.

     2.5.  Consignment Fees.

          (a) During such time as Precious Metal is consigned to the Companies hereunder and until the same is withdrawn from consignment and paid for in full by the Companies, the Companies shall pay to HSBC a fee which shall be computed daily at the rate established by HSBC for each day and charged on the Value of such Consigned Precious Metal on such day. Such fees shall be accrued on a daily basis and shall be paid by debiting the Companies' Account on the fifth Business Day of each month.

          (b) Consignment fees shall be calculated on the basis of a 360-day year counting the actual number of days elapsed.

          (c) Consignment fees shall be calculated for the specific quantity and form of Precious Metal consigned to the Company at the rate established on the Drawdown Date multiplied by the Value on the Drawdown Date divided by 360 and multiplied by the number of days in the Consignment Period.

          (d) At such time as the Companies requests the consignment and delivery of Precious Metal under the Consignment Facility, it shall become obligated to pay to HSBC a market premium per fine troy ounce announced by HSBC at the time of such consignment. Such payment is to be made within five (5) Business Days of the date of the invoice for the same.

     2.6.  Maintenance of Consignment Limits.

          If the Consignment Facility Indebtedness at any time exceeds the Consignment Limit, the Companies shall promptly, without further notice or demand by HSBC, either:

          (a) make payment to HSBC, as provided in Paragraph 2.4 hereof, for Consigned Precious Metal having an aggregate Value sufficient to result in the remaining Consignment Facility Indebtedness being not more than the Consignment Limit, or

          (b) deliver to HSBC, either loco London or through a recognized third party acceptable to HSBC, Consigned Precious Metal having an aggregate Value sufficient to result in the remaining Consignment Facility Indebtedness being not more than the Consignment Limit.

     2.7.  True Consignment.

          The parties hereto intend that this Agreement shall provide for a true consignment and that all transactions hereunder shall constitute true consignments of the Consigned Precious Metal.


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     2.8.  Late Fee.

          If the entire amount of any required purchase price payment or any other payment under the Consignment Facility is not paid in full within ten (10) Business Days after the same is due, the Companies shall pay to HSBC, by bank wire to a bank of HSBC's choice, a late fee equal to five percent (5%) of the required payment.

     2.9.  Default Interest Rate.

          The Companies shall pay to HSBC, upon demand, to the extent permitted by law, late charges on any sum or amount not paid when due under the Consignment Facility at a rate per annum equal to four percent (4%) in excess of the rate that would otherwise be payable hereunder, from the date of delinquency until payment in full.

     2.10. Termination; Return of Consigned Precious Metal.

          (a) HSBC may terminate the Consignment Facility at any time by sending written notice thereof to the Companies. ALL CONSIGNED PRECIOUS METAL AND SUMS OUTSTANDING UNDER THE CONSIGNMENT FACILITY SHALL BE DUE AND PAYABLE UPON THE EARLIER OF (I) THE OCCURRENCE OF AN EVENT OF DEFAULT AND ACCELERATION OF THE OBLIGATIONS BY HSBC, OR (II) DEMAND BY HSBC HEREUNDER. Upon giving of such notice or at any time thereafter, HSBC may, at its option, suspend or terminate its obligation to consign or deliver Precious Metal hereunder.

          (b) Upon termination of the Consignment Facility, HSBC may credit any amounts then held by it to reduce the Obligations in accordance with the provisions hereof. Termination of the Consignment Facility shall not affect the Companies' duty to pay and perform their obligations to HSBC under the Consignment Facility in full. Notwithstanding termination, until all Obligations have been indefeasibly paid in full, HSBC shall retain title to the Consigned Precious Metal and, except for those specific covenants and conditions dealing with the consigning of Precious Metal, all terms and conditions of this Agreement shall remain in full force and effect.

          (c) Upon termination of the Consignment Facility for any reason, the Companies shall immediately upon the effective date of termination (i) make Metals Payment for all Consigned Precious Metal theretofore consigned but for which Metals Payment in full has not been made, the purchase price thereof to be determined in accordance with Paragraph 2.4 hereof; or (ii) deliver to HSBC, loco London or through a recognized third party acceptable to HSBC, any Consigned Precious Metal theretofore consigned to but for which Metals Payment in full has not been made.


3.   AUTHORIZED REPRESENTATIVES.

     The Companies shall deliver to HSBC a certificate or letter certifying to HSBC the name(s) of all Authorized Representatives, in the form attached hereto as Exhibit A. HSBC may conclusively rely on such certificate or letter until it shall receive a further certificate from the


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Companies in form acceptable to HSBC canceling or amending the prior list of
Authorized Representatives. Any person identifying himself or herself as an Authorized Representative of the Companies shall have the right to effect transactions under the Consignment Facility and this Agreement. HSBC shall have no responsibility or obligation to ascertain whether the person is in fact the Authorized Representative of the Companies which he or she claims to be or is, in fact, authorized to effect the transaction. At its option, HSBC may verify any telephonic or telegraphic request for a transaction by calling an Authorized Representative, and where more than one Authorized Representative is so authorized, by calling an Authorized Representative or other individual other than the caller or the individual initiating the transaction. The Companies authorize HSBC at its option to record electronically all telephonic requests for transactions that HSBC may receive from the Companies or any other person purporting to act on behalf of the Companies.


4.   CONDITIONS.

     4.1.  Conditions to Consignment.

     The ability of the Companies to request a consignment of Precious Metal hereunder is subject to the following conditions precedent:

          (a) The representations and warranties set forth in Paragraph 6 hereof shall be true and correct on and as of the date hereof and the date each consignment is requested and is to occur or be issued.

          (b) The Companies shall have executed and delivered to HSBC, or shall have caused to be executed and delivered to HSBC in form and substance acceptable to HSBC, upon the execution of this Agreement, all agreements required by HSBC for the purpose of securing payment and performance of the Companies' obligations under this Agreement, together with any other documents required by the terms hereof or thereof, including, without limitation, the Letters of Credit.

          (c) HSBC shall have received on the date hereof (i) the favorable written opinion of counsel for the Companies, dated the date hereof, satisfactory to HSBC and its counsel in scope and substance; and (ii) such other supporting documents and certificates as HSBC or its special counsel may request.

          (d) There shall have been no material adverse change in the Companies' financial condition or their financial or business prospects, from those represented in any financial statement or other information submitted to HSBC or upon which HSBC has relied.

          (e) All legal matters incident to the transactions hereby contemplated shall be satisfactory to counsel for HSBC.

          (f) No Event of Default as specified in Paragraph 8.1 hereof, nor any event which upon notice or lapse of time or both would constitute such an Event of Default, shall have occurred and be continuing.


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     4.2.  Companies' Confirmation.

     The Companies' request to HSBC for the delivery of Precious Metal under the Consignment Facility shall be deemed to be a representation and warranty to HSBC that the conditions specified in Paragraph 4 for such consignment have been satisfied.

5.   LETTERS OF CREDIT.

     5.1. Letters of Credit. The consignment of Precious Metal by HSBC hereunder shall at all times be conditioned upon its prior receipt and the continued effectiveness of the Letters of Credit, in form and substance satisfactory to HSBC, and in any case in an aggregate amount such that the Consignment Facility Indebtedness is equal to not more than eighty-five percent (85%) percent of the aggregate undrawn stated amount of the Letters of Credit. The Letters of Credit shall by their terms be payable to HSBC upon presentation of HSBC's draft accompanied by a signed statement by HSBC, certifying that (a) the amount of the draft represents indebtedness owing to HSBC by the Companies as reflected in HSBC's books and records; and/or (b) the amount of the draft represents indebtedness which has been paid but which payment, or portion thereof, was paid within ninety (90) days of a petition filed by or against one or both of the Companies under the Bankruptcy Code. In the event that the senior unsecured debt of the financial institution which issued the Letters of Credit is rated A3, or lower, by Moody's Investor Service or A-, or lower, by Standard & Poor's, the Companies shall within thirty (30) days of receipt of notice of such determination from HSBC, cause new Letters of Credit to be issued to HSBC in compliance with the terms of this paragraph by a financial institution acceptable to HSBC. HSBC may draw on the Letters of Credit without either granting notice to or receiving the consent of Companies. The foregoing provisions are without prejudice to the right of HSBC to declare an Event of Default under Paragraph 8.1(m) hereof. Upon the payment and performance in full of all Obligations, HSBC shall promptly return for cancellation the Letters of Credit to the issuer thereof. At the request of the Companies, HSBC will allow any Letter of Credit to be cancelled if the outstanding Consignment Facility Indebtedness is less than eighty-five percent (85%) of the aggregate undrawn face amount of the remaining Letters of Credit. The foregoing right of the Companies is subject to the right of HSBC under such Letter of Credit to reinstate the Letter of Credit for a period of one hundred twenty (120) days beyond the date of the filing of a petition under the Bankruptcy Code by or against one or both of the Companies if HSBC has received payment from the Companies on or before the expiration or cancellation date and within 90 days immediately preceding the filing of petition under the Bankruptcy Code by or against the Companies.

     5.2.  Financing Statements and Proceeds.

          (a) HSBC and the Companies agree that HSBC shall not file, or cause the filing, of UCC financing statements of any kind or otherwise perfect any lien, or cause the filing of any such UCC financing statements or the perfection of any lien, at any time, in connection with this Agreement without the prior written consent of the Companies and Wachovia Bank, National Association, as the Administrative Agent under the Credit Agreement, and Wachovia Bank, National Association, as the Agent under the Securitization Documents, and each successor agent under the Credit Agreement or the Securitization Documents or under any successor credit facility or any successor securitization facility, as applicable (collectively, the "Agents").

          (b) HSBC hereby waives and agrees not to assert any interest or claim in or lien on, and acknowledges and agrees that it has no interest or claim in or lien on, the proceeds, including Accounts (as defined by the Uniform Commercial Code), of the Consigned Precious Metal and agrees that it shall not file any UCC financing statements of any kind or otherwise perfect any lien, or cause the filing of any such UCC financing or the perfection of any lien, with respect to the proceeds, including Accounts, of the Consigned Precious Metal without the prior written consent of the Companies and each of the Agents.

          (c) This Section 5.2 is intended for the benefit of, and will be enforceable as a third-party beneficiary by each of the Agents, each of the financial institutions party to the Credit Agreement or any successor credit facility and each of the purchasers party to the Securitization Documents or any successor securitization facility. Notwithstanding any other provision of this Agreement, no amendment, modification or waiver of, or consent with respect to this Section 5.2 shall in any event be effective without the prior written consent of each Agent.


6.   REPRESENTATIONS AND WARRANTIES.

     As a material inducement to HSBC, the Companies hereby represent and warrant to HSBC (which representations and warranties shall survive the execution of this Agreement and the consignment of Precious Metal) that:

     6.1. Corporate Authority. Each of the Companies (a) is duly organized, validly existing and in good standing under the laws of its state of organization, (b) has the requisite corporate or limited liability company power and authority to own its properties and to carry on business as now being conducted, and holds all material permits, authorizations and licenses, without material restrictions or limitations, which are necessary for such ownership or business activity, (c) is qualified to do business in every jurisdiction where such qualification is necessary except where the failure to so qualify does not have a material adverse effect on the business or operations of the Companies taken as a whole, and (d) has the requisite corporate or limited liability power to execute, deliver and perform this Agreement . The Companies have no reason to believe that any such material permits, authorizations or licenses will be revoked, canceled, rescinded, modified or lost.

     6.2. No Conflict. The execution, delivery and performance by the Companies of the terms and provisions of this Agreement to which each of the Companies is a party have been duly authorized by all requisite corporate or limited liability company action and will not violate any provision of law, any order of any court or other agency of government, the corporate charter, articles of organization, by-laws or operating agreement of the Companies or any indenture, agreement or other instrument to which either of the Companies is a party, or by which either of the Companies is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or, except as may be provided by this Agreement, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of either of the Companies pursuant to, any such indenture, agreement or other instrument.

     6.3. Litigation. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Companies, threatened, against or affecting either of the Companies which, if adversely determined, would have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of either of the Companies.

     6.4. Default. The Companies are not in material default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which either is a party.

     6.5. Assets. The Companies have good title to all of their material properties and assets.

     6.6. Representations. No statement of fact made by or on behalf of the Companies in this Agreement or in any certificate or schedule furnished to HSBC pursuant hereto, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading. There is no fact presently known to the Companies which has not been disclosed to HSBC which materially affects adversely, nor as far as the Companies can reasonably foresee, will materially affect adversely the property, business, operations or condition (financial or otherwise) of the Companies.

     6.7. Taxes. The Companies have filed all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments.

     6.8. Binding Obligations. This Agreement and all other agreements executed by the Companies in connection herewith have been duly executed and delivered by the Companies and constitute legal, valid and binding obligations of the Companies, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other similar laws of general application affecting the rights of creditors generally.

     6.9. No Event of Default. No Event of Default as defined in Paragraph 8.1 hereof, and no event which, with the passage of time or the giving of notice, or both, would become such an Event of Default, has occurred and is continuing.

     6.10. Financial Statements. The Companies have furnished to HSBC financial statements for the business of the Companies and the audited financial statements for the Companies which have been prepared in accordance with GAAP on a basis consistent with that of preceding periods and which are complete and correct and fairly present the financial condition of the Companies as at said dates, and the results of their operations for the year or other period ended on said date. Since the date of such financial statements, there has been no material adverse change in the financial condition of the Companies.

     6.11. Solvency.

          (a) The fair salable value of the assets of the Companies exceeds as of the date hereof and will, immediately following each consignment and delivery of Consigned Precious Metal and after giving effect to the application of the proceeds of the Consignment Facility exceed the amount that will be required to be paid on or in respect of their existing debts and other liabilities (including contingent liabilities) as they mature.

          (b) The assets of the Companies do not as of the date hereof and will not, immediately following each consignment and delivery of Consigned Precious Metal and after giving effect to the application of the proceeds thereof constitute unreasonably small capital to carry out their business as conducted or as proposed to be conducted.

          (c) The Companies do not intend to, or believe that they will, incur debts beyond their ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by the Companies and the timing of and amounts of cash to be payable on or in respect of Indebtedness of the Companies.

     6.12. Not a Tax Shelter Transaction. The Companies do not intend to treat the consignments of Precious Metal and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulations Section 1.6011-4). In the event the Companies determine to take any action inconsistent with such intention, it will promptly notify HSBC thereof.


7.   AFFIRMATIVE AND NEGATIVE COVENANTS.

     From the date hereof and until (a) the Obligations have been paid in full, and (b) the Consignment Facility has been terminated, the Companies shall:

     7.1. Licenses and Permits. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect their corporate or limited liability company existence, rights, licenses, permits and franchises and comply with all laws and regulations applicable to the Companies; at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of their property used or useful in the conduct of their business and keep the same in good repair, working order and condition, and from time to time, make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     7.2. Compliance with Law. Comply with all applicable laws and regulations, whether now in effect or hereafter enacted or promulgated by any governmental authority having jurisdiction in the premises.

     7.3. Taxes, Etc.; Certain Rights of HSBC. Pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon them or upon their income and profits of upon any of their property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided that the Companies shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and they shall have set aside on their books adequate reserves with respect to any such tax, assessment, charge, levy or claim, so contested, and provided, further, that payment with respect to any such tax, assessment, charge, levy or claim shall be made before any of their property shall be seized and sold in satisfaction thereof.

     7.4. Financial Statements. Unless otherwise explicitly waived by HSBC in writing, furnish to HSBC:

          (a) within one hundred twenty (120) days after the end of each Fiscal Year, Wolverine Tube's Annual Report on Form 10-K filed with the United States Securities and Exchange Commission;

          (b) within sixty (60) after the end of each fiscal quarter, a copy of Wolverine Tube's Quarterly Report on Form 10-Q filed with the United States Securities and Exchange Commission;

          (c) within thirty (30) days of the end of each fiscal quarter, a collateral Precious Metal inventory report which shall identify all Precious Metal by location and which shall identify all liabilities to third parties for toll, pool or other third party Precious Metal by location and by third party and otherwise to be in form acceptable to HSBC, certified by the chief financial officer of the Companies; and

          (d) promptly, from time to time such other information regarding its operations, assets, business, affairs and financial condition, as HSBC may reasonably request.

     7.5. Inspections; Field Exams. Permit HSBC, by its respective employees, representatives and agents, from time to time during normal business hours and without disruption to the Companies' normal business operations, (a) to inspect any of the Consigned Precious Metal and the books and financial records of the Companies; (b) examine, audit and make extracts or copies of the books of accounts and other financial records of the Companies; (c) have access to their properties, facilities and their advisors, officers, directors and employees to discuss the affairs, finances and accounts of the Companies; and (d) on forty-eight (48) hours' notice conduct field exams of the Companies. If an Event of Default has occurred and is continuing, (i) the Companies shall provide such access to HSBC at all times and without notice or limitations and (ii) the Companies shall pay the costs and expenses of such field exams.

     7.6. Prompt Notification. Promptly advise HSBC of (a) any material adverse change in the Companies' assets, liabilities, financial condition, business or prospects, or of the occurrence of any default or Event of Default; (b) any proceedings instituted against the Companies or any entity with whom either of the Companies is in partnership by or in any Federal or state court or before any commission or other regulatory body, Federal, state or local, which, if adversely determined, would have a materially adverse effect upon their business, operations, properties, assets, or condition, financial or otherwise; (c) any occurrence of any loss, theft or destruction of or damage to any of the Companies' inventory of Precious Metal (including, for such purpose, any Consigned Precious Metal); (d) any change in the Companies' principal office or any address where Consigned Precious Metal or Precious Metal inventory of the Companies is located; and (e) any change in the Companies' Fiscal Year or the Companies' independent certified public accountants.

     7.7.  Corporate Status.

          (a) Comply with all provisions of the Credit Agreement, as amended from time to time.

          (b) Not change their names or places of organization unless they have provided HSBC with thirty (30) days' prior written notice thereof.

     7.8. Precious Metal. At all times maintain Precious Metal (which includes Consigned Precious Metal) in their Inventory equal to or greater than the Consigned Precious Metal and defend the Consigned Precious Metal against any claims and demands of any persons (other than HSBC) at any time claiming the same or any interest therein.


8.   EVENTS OF DEFAULT AND ACCELERATION.

     8.1. Events of Default. NOTWITHSTANDING ANYTHING ELSE HEREIN TO THE CONTRARY, THE COMPANIES ACKNOWLEDGE AND AGREE THAT THE CONSIGNMENT FACILITY INDEBTEDNESS AND ALL OTHER OBLIGATIONS HEREUNDER ARE AND SHALL BE DUE AND PAYABLE UPON DEMAND BY HSBC AND THAT AS A NECESSARY INDUCEMENT TO THE MAKING OF THE CONSIGNMENT FACILITY, THE COMPANIES HAVE AGREED THAT HSBC SHALL HAVE THE ABSOLUTE AND UNCONDITIONAL RIGHT, IN HSBC'S SOLE DISCRETION, TO MAKE DEMAND OF ALL OR A PORTION OF THE CONSIGNMENT FACILITY INDEBTEDNESS AT ANY TIME AND FROM TIME REGARDLESS OF WHETHER THE COMPANIES ARE IN COMPLIANCE WITH THIS AGREEMENT AND REGARDLESS OF WHETHER OR NOT THERE HAS OCCURRED A DEFAULT, A MATERIAL CHANGE, OR AN EVENT OF DEFAULT, OR ANY OTHER EVENT. THE LIST OF EVENTS THAT GIVE RISE TO AN EVENT OF DEFAULT HEREUNDER IS AN ILLUSTRATIVE LIST OF EVENTS THAT MAY GIVE RISE TO A DEMAND BY HSBC, BUT SUCH LIST IS NOT EXCLUSIVE AND SHALL NOT BE DEEMED TO LIMIT OR RESTRICT HSBC'S UNFETTERED RIGHT TO MAKE DEMAND HEREUNDER. Without limitation of the foregoing, upon demand by HSBC or in each case of the occurrence of any one or more of the following events (each of which is herein called an "Event of Default"):

          (a) default in the payment or performance of any of the Obligations;
or

          (b) any representation or warranty made herein or in any certificate, statement or agreement furnished by the Companies in connection with this Agreement shall prove to be false or misleading in any material respect; or

          (c) default in the payment or performance of any obligation or indebtedness of the Companies to HSBC, or any or any affiliate of HSBC, whether now or hereafter existing and howsoever arising, incurred or evidenced; or

          (d) either of the Companies shall (i) make an assignment for the benefit of creditors; or (ii) file or suffer the filing of any voluntary or involuntary petition under any chapter of the Bankruptcy Code by or against either of the Companies; or (iii) apply for or permit the appointment of a receiver, trustee or custodian of any of the property or business of either of the Companies; or (iv) become insolvent to suffer the entry of an order for relief under Title 11 of the United States Code; or (v) make an admission of its inability to pay its debts as they become due; or

          (e) the occurrence of any attachment on any of the Consigned Precious Metal by a creditor of either Company; or

          (f) the determination by HSBC in good faith that the Companies have suffered a material adverse change in their business or financial condition; or

          (g) the occurrence of any event of default (after the expiration of any applicable grace period) under any agreement now or at any time hereafter securing or guaranteeing performance of this Agreement or inuring to the benefit of HSBC in connection with this Agreement; or

          (h) the occurrence of any loss, theft, destruction of or damage to any of the Consigned Precious Metal; or

          (i) default with respect to any evidence of indebtedness, obligations or liabilities of the Companies in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) (including, but not limited to, consignment agreements and any agreements between the Companies and any parent, affiliate or subsidiary of
HSBC), if the effect of such default is to accelerate the maturity of such indebtedness or to permit the holder thereof to cause such indebtedness to become due prior to the stated maturity thereof, or if any indebtedness of the Companies in excess of Two Million Five Hundred Thousand Dollars($2,500,000) is not paid, when due and payable, whether at the due date thereof or by acceleration or otherwise; or

          (j) discontinuance of the operation of the Companies' business for any reason; or

          (k) the Companies shall fail to renew the Letters of Credit, or any extensions or replacements therefor, at least ninety (90) days prior to its expiration date;

          (l) the senior unsecured debt of the financial institution issuing the Letters of Credit shall be rated Baa1, or lower, by Moody's Investor Service or BBB+, or lower, by Standard & Poor's;

then immediately upon the occurrence of an Event of Default set forth in subparagraph (d) above and in all other cases upon demand made at the option of
HSBC: (i) all the Companies' obligations to HSBC under the Consignment Facility shall become immediately due and payable without presentment, demand or notice, all of which are hereby expressly waived, notwithstanding any credit or time allowed to the Companies or any instrument evidencing the Companies' obligations to HSBC; and (ii) the Companies shall promptly make payment at the office of HSBC herein set forth in the form of immediately available United States dollars in an amount equal to the Value of the Consigned Precious Metal on the date of the Event of Default set forth in subparagraph (d) above or upon the date of demand by HSBC in all other cases.

     8.2. Waiver. No failure or delay on HSBC's part to exercise or to enforce any of HSBC's rights hereunder or under any other instruments or agreement evidencing the Companies' obligations to HSBC or to require strict compliance with the terms hereof or thereof in any one or more instances and no course of conduct on HSBC's part shall constitute or be deemed to constitute a waiver or relinquishment of any such rights hereunder unless it shall have signed a waiver thereof in writing and no such waiver, unless expressly stated therein, shall be effective as to any transaction which occurs after the date of such waiver or as to any continuance of a breach after such waiver. HSBC's rights hereunder shall continue unimpaired notwithstanding any extension of time, compromise or other indulgence granted by HSBC, to the Companies with respect to the Companies' obligations to HSBC or any instrument given HSBC in connection therewith, and the Companies hereby waive notice of any such extension, compromise or other indulgence and consent to be bound thereby as if they had expressly agreed thereto in advance.


9.   INDEMNIFICATION.

     The Companies jointly and severally agree to indemnify and hold harmless HSBC from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any other documents or agreements executed or delivered in connection herewith and any related documents or the transactions contemplated hereby other than to the extent that such liability, claim, action, suit, loss, damages or expense is the result of gross negligence or willful misconduct of HSBC and excluding any of the foregoing which arise out of claims, actions, and suits brought by the Companies, or any of the Companies' affiliates including, without limitation,
(a) any actual or proposed use by the Companies of the proceeds of the Consignment Facility, (b) the Companies or any the Companies' affiliates entering into or performing this Agreement or any of the other documents or agreements executed or delivered in connection herewith and any related documents, or (c) with respect to the Companies and the Companies' affiliates and their respective properties and assets, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, HSBC shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Companies jointly and severally agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Companies under this Paragraph are unenforceable for any reason, the Companies hereby jointly and severally agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this Paragraph shall survive the repayment of the Obligations and the termination of the obligations of HSBC hereunder.

10.  SETOFF.

     The Companies hereby grant to HSBC, a lien, security interest and right of set off as security for all liabilities and obligations to HSBC, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of HSBC, or in transit to any of them. At any time, without demand or notice, HSBC may set off the same or any part thereof and apply the same to any liability or obligation of the Companies even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE HSBC TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SET OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE COMPANIES, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.


11.  ASSIGNMENTS.

     11.1.  Assignment by the Companies.

     The rights of the Companies under this Agreement may not be assigned to any third party without the prior written consent of HSBC. All covenants and agreements of the Companies contained herein shall bind the Companies and their successors and assigns, and shall inure to the benefit of HSBC, its successors and assigns.

     11.2.  Assignments by HSBC.

     HSBC may assign to one or more assignees all or a portion of its rights and obligations under this Agreement, and shall provide prompt notice thereof to the Companies.


12.  EXPENSES.

     The Companies shall pay on demand all expenses of HSBC in connection with the preparation, administration, default, collection, waiver or amendment of this Agreement, or in connection with HSBC's exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, reasonable fees of outside legal counsel or the reasonable allocated costs of in-house legal counsel, accounting, consulting, brokerage or other costs relating to any appraisals or examinations conducted in connection with this Agreement or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an obligation secured by any collateral.


13.  GOVERNING LAW; MISCELLANEOUS.

     13.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to instruments made and to be performed wholly within that state. If any provision of this Agreement is held to be illegal or unenforceable for any reason whatsoever, such illegality or unenforceability shall not affect the validity of any other provision hereof.

     13.2. Arbitration. THE COMPANIES AGREE THAT ANY ACTION, DISPUTE, PROCEEDING, CLAIM OR CONTROVERSY BETWEEN THE COMPANIES AND HSBC WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ("DISPUTE" OR "DISPUTES") SHALL, AT HSBC'S ELECTION, WHICH ELECTION MAY BE MADE AT ANY TIME PRIOR TO THE COMMENCEMENT OF A JUDICIAL PROCEEDING BY HSBC, OR IN THE EVENT OF A JUDICIAL PROCEEDING INSTITUTED BY THE COMPANIES AT ANY TIME PRIOR TO THE LAST DAY TO ANSWER AND/OR RESPOND TO A SUMMONS AND/OR COMPLAINT MADE BY THE COMPANIES, BE RESOLVED BY ARBITRATION IN ACCORDANCE WITH THE PROVISIONS OF THIS PARAGRAPH AND SHALL, AT THE ELECTION OF HSBC, INCLUDE ALL DISPUTES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED AGREEMENTS, NOTES OR INSTRUMENTS AND ANY TRANSACTION RELATED TO THIS AGREEMENT. HSBC may elect to require arbitration of any Dispute with the Companies without thereby being required to arbitrate all Disputes between HSBC and the Companies. Any such Dispute shall be resolved by binding arbitration in accordance with Article 75 of the New York Civil Practice Law and Rules and the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). In the event of any inconsistency between such rules and these arbitration provisions, these provisions shall supersede such rules. All statutes of limitations which would otherwise be applicable shall apply to any arbitration proceeding under this Paragraph. In any arbitration proceeding subject to this Paragraph, the arbitration panel (the "arbitrator") is specifically empowered to decide (by documents only, or with a hearing, at the arbitrator's sole discretion) pre-hearing motions which are substantially similar to pre-hearing motions to dismiss and motions for summary adjudication. In any such arbitration proceeding, the arbitrator shall not have the power or authority to award punitive damages to any party. Judgment upon the award rendered may be entered in any court having jurisdiction. Whenever arbitration is required, the parties shall select an arbitrator in the manner provided in this Paragraph. No provision of, nor the exercise of any rights under, this Paragraph shall limit the right of HSBC (1) to foreclose against any real or personal property collateral through judicial foreclosure, by the exercise of the power of sale under a deed of trust, mortgage or other security agreement or instrument, pursuant to applicable provisions of the Uniform Commercial Code, or otherwise herein pursuant to applicable law, (2) to exercise self-help remedies including but not limited to setoff and repossession, or (3) to request and obtain from a court having jurisdiction before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including but not limited to injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of HSBC and, even if HSBC is the plaintiff, to submit the Dispute to arbitration if HSBC would otherwise have such right. Whenever arbitration is required under this Paragraph, the arbitrator shall be selected, except as otherwise herein provided, in accordance with the Commercial Arbitration Rules of the AAA. A single arbitrator shall decide any claim of $100,000 or less and he or she shall be an attorney with at least five years' experience. Where the claim of any party exceeds $100,000, the Dispute shall be decided by a majority of three arbitrators, at least two of whom shall be attorneys (at least one of whom shall have not less than five years' experience representing commercial banks). The arbitrator shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees, arbitrator's fees, and court costs) to the prevailing party. In the event of any Dispute governed by this Paragraph, each of the parties shall, subject to the award of the arbitrator, pay an equal share of the arbitrator's fees.

     13.3. Personal Jurisdiction. THE COMPANIES AGREE THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT MAY BE INITIATED AND PROSECUTED IN THE STATE OR FEDERAL COURTS, AS THE CASE MAY BE, LOCATED IN NEW YORK COUNTY, NEW YORK AND ANY ARBITRATION PROCEEDING PURSUANT HERETO SHALL BE CONDUCTED IN NEW YORK, NEW YORK. THE COMPANIES CONSENT TO AND SUBMIT TO THE EXERCISE OF JURISDICTION OVER THEIR PERSON BY ANY SUCH COURT HAVING JURISDICTION OVER THE SUBJECT MATTER, WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENT THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE COMPANIES AT THEIR ADDRESS SET FORTH HEREIN OR TO ANY OTHER ADDRESS AS MAY APPEAR IN HSBC'S RECORDS AS THE ADDRESS OF THE COMPANIES. THE COMPANIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

     13.4. Set-Off. IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT, THE COMPANIES WAIVE (I) THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION, (II) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE AND (III) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

     13.5. Waiver of Jury. THE COMPANIES AND HSBC MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PART, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF HSBC RELATING TO THE ADMINISTRATION OF THIS TRANSACTION, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE COMPANIES HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE COMPANIES CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF HSBC HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT HSBC WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR HSBC TO ACCEPT THIS AGREEMENT AND EXTEND THE CONSIGNMENT FACILITY HEREUNDER.

     13.6. Usury. All agreements between the Companies and HSBC are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Obligations evidenced hereby or otherwise, shall the amount paid or agreed to be paid to HSBC for the use or the forbearance of the Obligations evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Companies and HSBC in the execution, delivery and acceptance of this Agreement to contract in strict compliance with the laws of the State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Consignment Facility documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever HSBC should ever receive as interest and amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Companies and HSBC.

     13.7. Survival of Representations and Covenants. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the consigning of Consigned Precious Metal by HSBC to the Companies and the execution and delivery to HSBC of this Agreement, and shall continue in full force and effect so long as any Obligation of the Companies to HSBC is outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements contained in this Agreement by or on behalf of the Companies shall inure to the benefit of the successors and assigns of HSBC.

     13.8. Notices. All notices and other communications hereunder shall be in writing, except as otherwise provided in this Agreement; and shall be sent by any one of the following: certified mail, return receipt requested; overnight courier; confirmed telecopier; or by hand and shall be addressed (a) if to the Companies, to the Companies at the Companies' Address and (b) if to HSBC, to HSBC at HSBC's address. Notices shall be deemed effective two (2) days after deposit in the mail, if sent by certified mail; the next Business Day, if sent by overnight courier; upon confirmation, if sent by confirmed telecopier; and upon delivery, if sent by hand. The address of any party hereto for such demands, notices and other communications may be changed by giving notice in writing at any time to the other party hereto.

     13.9. Amendments. This Agreement is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement. All prior or contemporaneous promises, agreements sand understandings, whether oral or written, are deemed to be superseded by this Agreement, and no party is relying on any promise, agreement or understanding not set forth in this Agreement. No modification or waiver of any provision of this Agreement, nor consent to any departure by the Companies therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. No notice to, or demand, on the Companies, in any case, shall entitle the Companies to any other or future notice or demand in the same, similar or other circumstances.

     13.10. Waiver. Neither any failure or any delay on the part of HSBC in exercising any right, power or privilege hereunder or under any other instrument given as security therefor, shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or future exercise, or the exercise of any right, power or privilege.

     13.11. Following Business Day Convention. All payments hereunder shall be adjusted in accordance with the `Following Business Day Convention' so that if any payment hereunder becomes due on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day (subject to the definition of Consignment Period), and such extension of time shall be included in computing interest and fees in connection with such payment.

     13.12. Insolvency Proceeding. Neither of the Companies will argue or otherwise take the position in any Insolvency Proceeding (defined below) that this Agreement is not a true consignment.

          (a) In the event this Agreement is determined to be anything other than a true consignment then HSBC shall be allowed to include in its resulting claim any and all damages, claims or fees, including, without limitation, termination fees arising from any and all hedging contracts, swap agreements or other similar agreements pertaining to the transactions contemplated by this Agreement (collectively "Termination Fees"). If HSBC chooses to include such Termination Fees in its claim then the Companies agree that, for purposes of any Insolvency Proceeding (defined below), (i) any such claims, actions or proceedings brought by HSBC (including any terminations, liquidations or accelerations required in connection with such claim) are not subject to an "automatic stay" pursuant to 11 U.S.C. Section 362(a) as a result of such Insolvency Proceeding (defined below) and that neither Company will argue or otherwise contend that HSBC's claims, actions or proceedings are subject to an automatic stay; (ii) neither Company will plead, argue or otherwise raise any defenses, including, without limitation, defenses arising under the theories of statute of limitations, laches, estoppel or similar theories, to any such civil or administrative claims, actions or proceeding which are brought by either or both Companies; and (iii) HSBC has a claim against each of the Companies, jointly and severally, in the aggregate amount of at least the Consignment Facility Indebtedness plus any and all Termination Fees (exclusive of accruing attorneys fees', costs of collection and interest), and HSBC may pursue such claims without objection.

          (b) Additionally, if, notwithstanding anything herein to the contrary, if a claim is made upon HSBC, or any subsequent transferee from HSBC (collectively the "Transferee"), for repayment or recovery of any amount(s) or property or its equivalent received by HSBC pursuant to this Agreement and, if, resulting from such claim, the Transferee pays all or part of said amount or
redelivers property or its equivalent to the claimant by reason of (a) any judgment, decree or order of any court or administrative body, or (b) any settlement or compromise of any such claim, effected by the Transferee with any such claimant or its representative, then, in any such event, the Companies each agree that any such judgment, decree, order settlement or compromise shall be binding upon Companies, and the Companies shall be and remain liable to the Transferee for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Transferee. The provisions of this paragraph shall survive and continue in effect, notwithstanding any payment of any or all of the amounts pursuant to this Agreement. The Transferee shall give the Companies notice of any such claim in accordance with the provision hereof.

          (c) The Companies hereby agree that if either of them or both of them shall (i) file or be the subject of any petition under Title 11 of the United States Code as same may be amended from time to time (the "Bankruptcy Code"),
(ii) be the subject of any order for relief issued under the Bankruptcy Code,
(iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, (iv) seek, consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator, (individually, an "Insolvency Proceeding" and, collectively, "Insolvency Proceedings") (v) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against either Company in any Insolvency Proceeding, then HSBC shall thereupon be entitled to relief from any automatic stay imposed by ss.362 of the Bankruptcy Code, or from any other stay or suspension of remedies imposed in any other manner with respect to the exercise of the rights and remedies otherwise available to HSBC relating to this Agreement.

          (d) The Companies' agreements set forth in this paragraph are provided in exchange for valuable consideration provided in this Agreement.

     13.13. Joint and Several Obligations; Suretyship Waivers and Consents.

          (a) Each covenant, agreement, obligation, representation and warranty of the Companies contained in this Agreement constitutes the joint and several undertaking of each Company.

          (b) Each Company acknowledges that the Obligations of such Company undertaken herein might be construed to consist, at least in part, of the guaranty of Obligations of the other Company and, in full recognition of that fact, each Company consents and agrees that HSBC may, at any time and from time to time, without notice or demand, whether before or after any actual or purported termination, repudiation or revocation of this Agreement by any Company, and without affecting the enforceability or continuing effectiveness hereof as to such Company: (i) with the written consent of the other Company, supplement, restate, modify, amend, increase, decrease, extend, renew or otherwise change the time for payment or the terms of this Agreement or any part thereof, including any increase or decrease of the rate(s) of interest thereon;
(ii) supplement, restate, modify, amend, increase, decrease or waive, or enter into or give any agreement, approval or consent with respect to, this Agreement or any part thereof, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (iii) accept partial payments; (iv) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer or enforce any security or guarantees, and apply any security and direct the order or manner of sale thereof as HSBC in its sole and absolute discretion may determine; (v) release any Person from any personal liability with respect to this Agreement or any part thereof; (vi) settle, release on terms satisfactory to HSBC or by operation of applicable law or otherwise liquidate or enforce any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale; or (vii) consent to the merger, change or any other restructuring or termination of the corporate, limited liability company or partnership existence of any Company, and correspondingly restructure the Obligations evidenced hereby, and any such merger, change, restructuring or termination shall not affect the liability of any Company or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations evidenced hereby.

          (c) HSBC may enforce this Agreement independently as to each Company and independently of any other remedy or security HSBC at any time may have or hold in connection with the Obligations evidenced hereby, and it shall not be necessary for HSBC to marshal assets in favor of any Company or to proceed upon or against or exhaust any security or remedy before proceeding to enforce this Agreement. Each Company expressly waives any right to require HSBC to marshal assets in favor of any Company or to proceed against any other Company or any collateral provided by any Person, and agrees that HSBC may proceed against Companies or any collateral in such order as it shall determine in its sole and absolute discretion.

          (d) HSBC's rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Companies Obligations to HSBC which thereafter shall be required to be restored or returned by HSBC, all as though such amount had not been paid.

          (e) To the maximum extent permitted by applicable law, and to the extent that the Obligations of a Company are deemed to be a guaranty of the Obligations of another Company, each Company expressly waives any and all suretyship defenses now or hereafter arising or asserted by reason of (i) any disability or other defense of the other Company with respect to the Obligations evidenced hereby, (ii) the unenforceability or invalidity of any security or guaranty for the Obligations evidenced hereby or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations evidenced hereby, (iii) the cessation for any cause whatsoever of the liability of the other Company (other than by reason of the full payment and performance of all Obligations), (iv) any failure of HSBC to comply with applicable law in connection with the sale or other disposition of any collateral or other security for any Obligation, (v) any act or omission of HSBC or others that directly or indirectly results in or aids the discharge or release of any Company or the Obligations evidenced hereby or any security or guaranty therefor by operation of law or otherwise, (vi) the avoidance of any lien in favor of HSBC for any reason, or (vii) any action taken by HSBC that is authorized by this Paragraph or any other provision hereof. Until such time, if any, as all of the Obligations have been paid and performed in full, no Company shall have any right of subrogation, contribution, reimbursement or indemnity from any other Company, and each Company (only in its capacity as a guarantor or surety) expressly waives any right to enforce any remedy that HSBC now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any collateral now or hereafter held by HSBC.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

WITNESS:                                WOLVERINE TUBE, INC.


 /s/ Jennifer Brinkley                  By: /s/ James E. Deason
----------------------------------         -------------------------------------
                                        Title: Sr. Vice President and CFO


                                        WOLVERINE JOINING TECHNOLOGIES, LLC


 /s/ Jennifer Brinkley                  By: /s/ James E. Deason
----------------------------------         -------------------------------------
                                        Title: Vice President and Treasurer


                                        HSBC BANK USA, NATIONAL ASSOCIATION


                                        By: /s/ Richard Seufert
                                           -------------------------------------
                                        Title: First Vice President

                                                                    Exhibit 10.2



                                    EXHIBIT A

                                                             __________ __, 2006

To:  HSBC Bank USA, National Association
     452 Fifth Avenue
     New York, New York 10018

Dear Sir or Madam:

     In accordance with that certain Consignment Agreement dated the date hereof by and between the undersigned and HSBC Bank USA, National Association ("HSBC"), the undersigned hereby designate the following persons as Authorized Representatives who are authorized by and on behalf of the undersigned to transact consignment transactions with HSBC under the Consignment Facility, to effect purchase and sale transactions with HSBC (either as purchaser or seller) under the Consignment Facility, to direct HSBC to ship or transfer Precious Metal under the Consignment Facility, to authorize payment of Precious Metal obligations under the Consignment Facility by means of debiting the undersigned's account(s) with HSBC, to settle purchase transactions under the Consignment Facility and generally to bind the undersigned in any and all transactions by and between HSBC and the undersigned under the Consignment
Facility:

     Name                          Title
                                   President
                                   Vice President
                                   Secretary, Treasurer



HSBC is hereby authorized to rely on this authorization until HSBC receives further written notice canceling or amending the foregoing.

                                   Very truly yours,

                                   WOLVERINE TUBE, INC.


                                   By:
                                      --------------------------------
                                   Title:

                                   WOLVERINE JOINING TECHNOLOGIES, LLC


                                   By:
                                      --------------------------------
                                   Title: